EXHIBIT 99.4
             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines  for  Determining  the  Proper  Identification  Number  to  Give  the
PayerCSocial  Security numbers have nine digits  separated by two hyphens:  i.e.
000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000.  The table below will help determine the number to give the payer.
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
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------

For this type of account:          Give the                           For this type of account:         Give the
                                   TAXPAYER                                                             TAXPAYER
                                   IDENTIFICATION                                                       IDENTIFICATION
                                   number of-                                                           number of-
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------

1. An individual's account         The individual                     9.   A valid trust, estate or     The legal entity (Do not
                                                                       pension trust                    furnish the identifying
2.   Two or more individuals       The actual owner of the                                              number of the personal
 (joint account)                   account or, if combined                                              representative or trustee
                                   funds, the first                                                     unless the legal entity
                                   individual on the                                                    itself is not designated in
3.   Husband and wife (joint       account1                                                             the account title.)5
 account)                          The actual owner of the
                                   account or, if joint
                                   funds, either person1              10.  Corporate account
                                                                                                        The corporation
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------

4.   Custodian account of a        The minor2                         11.  Religious, charitable, or    The organization
 minor (Uniform Gift to Minors                                         educational organization
 Act)                                                                  account
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------

5. Adult and minor (joint The adult or, if the 12. Partnership  account held The partnership account) minor is the only in the name of the business contributor, the minor1
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------

6. Account in the name of          The ward, minor or                 13.  Association, club, or        The organization
 guardian or committee for a       incompetent3                        other tax-exempt organization
 designated ward, minor, or                                           14.  A broker or registered       The broker or nominee
 incompetent person3                                                   nominee
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------

7. a.The usual revocable savings   The grantor-trustee1               15.  Account with the             The public entity
      trust account (grantor is                                        Department of Agriculture in
      also trustee)                                                    the name of a public entity
                                                                       (such as a State  or local
  b. So-called trust account       The actual owner1                   government, school district,
 that is not a legal or valid                                          or prison) that receives
 trust under State law                                                 agricultural program payments

8. Sole proprietorship account     The owner4
---------------------------------- -------------------------- ------- --------------------------------- ----------------------------

1    List first and circle the name of the person whose number you furnish.

2    Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number or employer identification number.

4 Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.

5 List first and circle the name of the legal trust, estate, or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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



             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

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Obtaining a Number                                                 Exempt payees described above should file substitute Form W-9
If you do not have a taxpayer identification number or you do      to avoid possible erroneous backup withholding. FILE THIS
not know your number, obtain Form SS-5, Application for a          FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION
Social Security Number Card (for individuals), or Form SS-4,       NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT
Application for Employer Identification Number (for businesses     TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR
and all other entities), at the local office of the Social         PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE
Security Administration or the Internal Revenue Service and        A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP
apply for a number.                                                WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE
                                                                   FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL           Certain payments other than interest, dividends, and
payments include the following:                                    patronage dividends, that are not subject to information
$  A corporation.                                                  reporting are also not subject to backup withholding. For
$  A financial institution.                                        details, see the regulations under sections 6041, 6041A(a),
$  An organization exempt from tax under section 501(a) of the     6045, and 6050A.
   Internal Revenue Code of 1986, as amended (the "Code"), or
   an individual retirement plan.                                  Privacy Act Notice--Section 6109 requires most recipients of
$  The United States or any agency or instrumentality thereof.     dividend, interest, or other payments to give correct
$  A State, the District of Columbia, a possession of the          taxpayer identification numbers to payers who must report the
   United States, or any subdivision or instrumentality            payments to the IRS. The IRS uses the numbers for
   thereof.                                                        identification purposes. Payers must be given the numbers
$  A foreign government, a political subdivision of a foreign      whether or not recipients are required to file a tax return.
   government, or any agency or instrumentality thereof.           Payers must generally withhold 31% of taxable interest,
$  An international organization or any agency or                  dividend, and certain other payments to a payee who does not
   instrumentality thereof.                                        furnish a correct taxpayer identification number to a payer.
$  A registered dealer in securities or commodities registered     Certain penalties may also apply.
   in the U.S. or a possession of the U.S.
$  A real estate investment trust.                                 Penalties
$  A common trust fund operated by a bank under section 584(a)
   of the Code.                                                    (1) Penalty for Failure to Furnish Taxpayer Identification
$  An exempt charitable remainder trust, or a non-exempt trust     NumberCIf you fail to furnish your correct taxpayer
   described in section 4947(a)(1).                                identification number to a payer, you are subject to a
$  An entity registered at all times under the Investment          penalty of $50 for each such failure unless your failure is
   Company Act of 1940.                                            due to reasonable cause and not to willful neglect.
$  A foreign central bank of issue.
$  A futures commission merchant registered with the Commodity     (2) Failure to Report Certain Dividend and Interest
   Futures Trading Commission.                                     PaymentsCIf you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in negligence  and will be  subject  to a penalty  of 20% on any $
                                                                   portion of an underpayment attributable to that failure
Payments of dividends and patronage  dividends not generally       unless there is clear and convincing evidence to the contrary.
subject  to backup  withholding include the following:
$  Payments  to  nonresident  aliens  subject to  withholding under section 1441 of the Code.
$  Payments to partnerships not engaged in a trade or business
   in the U.S. and which have at least one nonresident partner.    (3) Civil Penalty for False Information with Respect to
$  Payments of patronage dividends where the amount received       WithholdingCIf you make a false statement with no reasonable
   is not paid in money.                                           basis that results in no imposition of backup withholding,
$  Payments made by certain foreign organizations.                 you are subject to a penalty of $500.
$  Payments made to an appropriate nominee.
$  Section 404(k) payments made by an ESOP.                        (4) Criminal Penalty for Falsifying InformationCWillfully
                                                                   falsifying certifications or affirmations may subject you to
Payments of interest not generally subject to backup               criminal penalties including fines and/or imprisonment.
withholding include the following:
$  Payments of interest on obligations issued by individuals.      FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE
   Note: You may be subject to backup withholding if this          INTERNAL REVENUE SERVICE
   interest is $600 or more and is paid in the course of the
   payer's  trade or business  and you have not provided  your correct taxpayer identification number to the payer.
$  Payments of tax-exempt  interest (including  exempt-interest dividends under section 852 of the Code).
$  Payments described in section 6049(b)(5) of the Code to
   nonresident aliens.
$  Payments on tax-free covenant bonds under section 1451 of the Code.
$  Payments made by certain foreign organizations.
$  Payments of mortgage interest to you.
$  Payments made to an appropriate nominee.
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